Exhibit 99.1

DELPHI REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported record third quarter 2014 U.S. GAAP earnings of $1.02 per diluted share. Excluding special items, third quarter earnings increased 20% to $1.16 per diluted share.

Third Quarter Highlights Include:

•	Revenue of $4.1 billion, up 3%

•	U.S. GAAP diluted earnings per share of $1.02, up 17%

◦	Excluding special items, earnings of $1.16 per diluted share, up 20%

•	Adjusted Operating Income of $468 million, up 9%

◦	Adjusted Operating Income margin of 11.3%, up 60 basis points

•	Generated $499 million of cash from operations, up 25%

•	Share repurchases and dividends of $372 million

•	Announced the acquisitions of Antaya Technologies Corporation and Unwired Technology LLC, further expanding connector portfolio

Year-to-Date Highlights Include:

•	Revenue of $12.9 billion, up 5%

•	U.S. GAAP diluted earnings per share of $3.32, up 14%

◦	Excluding special items, earnings of $3.78 per diluted share, up 15%

•	Adjusted Operating Income of $1,498 million, up 9%

◦	Adjusted Operating Income margin of 11.6%, up 40 basis points

•	Generated $1,262 million of cash from operations, up 18%

•	Share repurchases and dividends of $902 million

“Our record third quarter financial results demonstrate continued outstanding operating performance and the leverage of our operating model," said Rodney O'Neal, chief executive officer and president. "The entire Delphi team remains committed to building shareholder value and achieving our key objectives for the year."

Third Quarter 2014 Results
The Company reported third quarter 2014 revenue of $4.1 billion, an increase of 3% from the prior year period, reflecting continued growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements and acquisitions and divestitures, revenue increased by 3% in the third quarter. This reflects growth of 9% in Asia, 6% in North America and 1% in Europe, partially offset by a decline of 20% in South America.
The Company reported third quarter U.S. GAAP net income of $305 million and earnings of $1.02 per diluted share, compared to $271 million and $0.87 per diluted share in the prior year period. Third quarter net income excluding special items consisting of restructuring-related charges, acquisition-related integration costs, asset impairments and losses on extinguishment of debt ("Adjusted Net Income"), totaled $347 million, or $1.16 per diluted share, which includes the favorable impacts of a decreased effective tax rate and a reduced share count. Adjusted Net Income in the prior year period was $302 million, or $0.97 per diluted share.
Third quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition-related costs and asset impairments ("Adjusted Operating Income") was $468 million, compared to $428 million in the prior year period. Adjusted Operating Income margin increased 60 basis points in the third quarter of 2014 to 11.3%, compared with 10.7% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going restructuring programs focused on aligning our manufacturing capacity with the current automotive production levels in Europe and South America. Depreciation and amortization expense totaled $150 million in the third quarter, compared to $138 million in the prior year period.
Interest expense for the third quarter totaled $33 million, a decrease from $34 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarter of 2014.
Tax expense in the third quarter of 2014 was $63 million, resulting in an effective tax rate of approximately 16%, compared to $72 million, or an effective rate of 20%, in the prior year period. The decrease reflects the geographic mix of pretax earnings, partially offset by higher pretax earnings, and the unfavorable impacts of discrete items recorded in the prior period.
The Company generated net cash flow from operating activities of $499 million in the three months ended September 30, 2014, compared to $398 million in the prior year period.

Year-to-Date 2014 Results
For the nine months ended September 30, 2014, the Company reported revenue of $12.9 billion, an increase of 5% from the prior year period, reflecting continued growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements and acquisitions and divestitures, revenue increased by 4% during the period. This reflects growth of 11% in Asia, 7% in North America and 1% in Europe, partially offset by a decline of 17% in South America.
For the 2014 year-to-date period, the Company reported U.S. GAAP net income of $1,007 million and earnings of $3.32 per diluted share, compared to $914 million and $2.92 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $1,146 million, or $3.78 per diluted share, which includes the favorable impact of a reduced share count, compared to Adjusted Net Income of $1,026 million, or $3.28 per diluted share, in the prior year period.

The Company reported Adjusted Operating Income of $1,498 million for the nine months ended September 30, 2014, compared to $1,372 million in the prior year period. Adjusted Operating Income margin was 11.6% for the nine months ended September 30, 2014, an improvement of 40 basis points, compared with 11.2% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going restructuring programs focused on aligning our manufacturing capacity with the current automotive production levels in Europe and South America. Depreciation and amortization expense totaled $441 million, compared to $401 million in the prior year period.
Interest expense for the nine months ended September 30, 2014 totaled $101 million, a decrease from $106 million in the prior year period, reflecting the benefits of our debt refinancing transactions in the first quarter of 2014. Additionally, the nine months ended September 30, 2014 and September 30, 2013 included losses on the extinguishment of debt totaling $34 million and $39 million, respectively.
Tax expense for the 2014 year-to-date period was $200 million, resulting in an effective tax rate of approximately 16%, compared to $182 million, or an effective rate of 16%, in the prior year period, which includes the impact of higher pretax earnings in the current period and the geographic mix of these pretax earnings.
The Company generated net cash flow from operating activities of $1,262 million in the nine months ended September 30, 2014, compared to $1,070 million in the prior year period. As of September 30, 2014, the Company had cash and cash equivalents of $1.0 billion and total debt of $2.5 billion.

Share Repurchase Program
During the third quarter of 2014, Delphi repurchased 4.36 million shares for approximately $297 million under its existing authorized share repurchase program, leaving approximately $516 million available for future share repurchases. Year-to-date, the Company has repurchased 10.0 million shares for approximately $674 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Full Year 2014 Outlook
The Company's full year 2014 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2014
Revenue	$17,000 - $17,300
Adjusted Operating Income	$2,000 - $2,050
Adjusted Operating Income Margin	11.8%
Adjusted Earnings Per Share	$5.00 - $5.10
Cash Flow Before Financing	$1,100
Capital Expenditures	$800
Depreciation and Amortization	$600
Adjusted Effective Tax Rate	17%
Share Count - Diluted	302

Conference Call and Webcast
The Company will host a conference call to discuss these results at 10:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 15136190. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets. Headquartered in Gillingham, England, Delphi operates major technical centers, manufacturing sites and customer support services in 32 countries, with regional headquarters in Bascharage, Luxembourg; Sao Paulo, Brazil; Shanghai, China and Troy, Michigan, U.S. Delphi delivers innovation for the real world with technologies that make cars and trucks safer as well as more powerful, efficient and connected.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$4,144	$4,017	$12,871	$12,281
Operating expenses:
Cost of sales	3,388	3,338	10,507	10,141
Selling, general and administrative	270	228	803	699
Amortization	25	27	76	79
Restructuring	47	37	124	95
Total operating expenses	3,730	3,630	11,510	11,014
Operating income	414	387	1,361	1,267
Interest expense	(33)	(34)	(101)	(106)
Other income (expense), net	5	4	(8)	(25)
Income before income taxes and equity income	386	357	1,252	1,136
Income tax expense	(63)	(72)	(200)	(182)
Income before equity income	323	285	1,052	954
Equity income, net of tax	2	8	20	26
Net income	325	293	1,072	980
Net income attributable to noncontrolling interest	20	22	65	66
Net income attributable to Delphi	$305	$271	$1,007	$914
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.02	$0.87	$3.32	$2.92
Weighted average number of diluted shares outstanding	300.14	310.62	303.56	312.87

Cash dividends declared per share	$0.25	$0.17	$0.75	$0.51

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,026	$1,389
Restricted cash	2	4
Accounts receivable, net	2,839	2,662
Inventories	1,227	1,093
Other current assets	588	604
Total current assets	5,682	5,752
Long-term assets:
Property, net	3,273	3,216
Investments in affiliates	243	234
Intangible assets, net	627	723
Goodwill	456	496
Other long-term assets	642	626
Total long-term assets	5,241	5,295
Total assets	$10,923	$11,047
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$37	$61
Accounts payable	2,521	2,595
Accrued liabilities	1,286	1,238
Total current liabilities	3,844	3,894
Long-term liabilities:
Long-term debt	2,417	2,351
Pension benefit obligations	911	959
Other long-term liabilities	372	409
Total long-term liabilities	3,700	3,719
Total liabilities	7,544	7,613
Commitments and contingencies
Total Delphi shareholder's equity	2,894	2,911
Noncontrolling interest	485	523
Total shareholders’ equity	3,379	3,434
Total liabilities and shareholders’ equity	$10,923	$11,047

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$1,072	$980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	441	401
Deferred income taxes	(4)	23
Income from equity method investments, net of dividends received	(10)	4
Loss on extinguishment of debt	34	39
Other, net	142	84
Changes in operating assets and liabilities:
Accounts receivable, net	(177)	(431)
Inventories	(134)	(167)
Accounts payable	38	306
Other, net	(74)	(104)
Pension contributions	(66)	(65)
Net cash provided by operating activities	1,262	1,070
Cash flows from investing activities:
Capital expenditures	(666)	(512)
Proceeds from sale of property / investments	7	24
Cost of business and technology acquisitions, net of cash acquired	—	(10)
Decrease in restricted cash	2	3
Net cash used in investing activities	(657)	(495)
Cash flows from financing activities:
Increase (decrease) in short and long-term debt, net	10	(80)
Dividend payments of consolidated affiliates to minority shareholders	(61)	(26)
Repurchase of ordinary shares	(662)	(353)
Distribution of cash dividends	(228)	(159)
Taxes withheld and paid on employees' restricted share awards	(8)	(14)
Net cash used in financing activities	(949)	(632)
Effect of exchange rate fluctuations on cash and cash equivalents	(19)	5
Decrease in cash and cash equivalents	(363)	(52)
Cash and cash equivalents at beginning of period	1,389	1,105
Cash and cash equivalents at end of period	$1,026	$1,053

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%	2014	2013	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$1,993	$1,956	2%	$6,269	$5,921	6%
Powertrain Systems	1,131	1,048	8%	3,433	3,316	4%
Electronics and Safety	697	705	(1)%	2,180	2,123	3%
Thermal Systems	390	364	7%	1,176	1,097	7%
Eliminations and Other (a)	(67)	(56)		(187)	(176)
Net sales	$4,144	$4,017		$12,871	$12,281

Adjusted Operating Income
Electrical/Electronic Architecture	$254	$248	2%	$825	$745	11%
Powertrain Systems	118	94	26%	375	354	6%
Electronics and Safety	84	81	4%	256	242	6%
Thermal Systems	12	5	140%	42	31	35%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$468	$428		$1,498	$1,372

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	298.59	309.68	302.35	312.08
Dilutive shares related to RSUs	1.55	0.94	1.21	0.79
Weighted average ordinary shares outstanding, including dilutive shares	300.14	310.62	303.56	312.87
Net income per share attributable to Delphi:
Basic	$1.02	$0.88	$3.33	$2.93
Diluted	$1.02	$0.87	$3.32	$2.92

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition-related costs and asset impairments. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions)
Net income attributable to Delphi	$305	$271	$1,007	$914
Income tax expense	63	72	200	182
Interest expense	33	34	101	106
Other (income) expense, net	(5)	(4)	8	25
Noncontrolling interest	20	22	65	66
Equity income, net of tax	(2)	(8)	(20)	(26)
Operating income	414	387	1,361	1,267
Restructuring	47	37	124	95
Other acquisition-related costs	3	4	6	10
Asset impairments	4	—	7	—
Adjusted operating income	$468	$428	$1,498	$1,372

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$226	$108	$69	$11	$—	$414
Restructuring	24	9	13	1	—	47
Other acquisition-related costs	3	—	—	—	—	3
Asset impairments	1	1	2	—	—	4
Adjusted operating income	$254	$118	$84	$12	$—	$468

Depreciation and amortization (a)	$67	$50	$20	$13	$—	$150

Three Months Ended September 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$237	$86	$62	$2	$—	$387
Restructuring	7	8	19	3	—	37
Other acquisition-related costs	4	—	—	—	—	4
Adjusted operating income	$248	$94	$81	$5	$—	$428

Depreciation and amortization (a)	$61	$48	$19	$10	$—	$138

Nine Months Ended September 30, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$767	$326	$230	$38	$—	$1,361
Restructuring	50	48	22	4	—	124
Other acquisition-related costs	6	—	—	—	—	6
Asset impairments	2	1	4	—	—	7
Adjusted operating income	$825	$375	$256	$42	$—	$1,498

Depreciation and amortization (a)	$196	$149	$60	$36	$—	$441

Nine Months Ended September 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$709	$334	$198	$26	$—	$1,267
Restructuring	26	20	44	5	—	95
Other acquisition-related costs	10	—	—	—	—	10
Adjusted operating income	$745	$354	$242	$31	$—	$1,372

Depreciation and amortization (a)	$174	$140	$55	$32	$—	$401

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income (loss) before restructuring, acquisition-related integration costs, asset impairments and debt extinguishment costs. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net income attributable to Delphi	$305	$271	$1,007	$914
Adjusting items:
Restructuring charges	47	37	124	95
Acquisition-related integration costs	3	4	6	10
Asset impairments	4	—	7	—
Debt extinguishment costs	—	—	34	39
Tax impact of adjusting items (a)	(12)	(10)	(32)	(32)
Adjusted net income attributable to Delphi	$347	$302	$1,146	$1,026

Weighted average number of diluted shares outstanding	300.14	310.62	303.56	312.87
Diluted net income per share attributable to Delphi	$1.02	$0.87	$3.32	$2.92
Adjusted net income per share	$1.16	$0.97	$3.78	$3.28

(a)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs, asset impairments and debt extinguishment costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$325	$293	$1,072	$980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150	138	441	401
Working capital	58	(49)	(273)	(292)
Pension contributions	(23)	(24)	(66)	(65)
Other, net	(11)	40	88	46
Net cash provided by operating activities	499	398	1,262	1,070

Cash flows from investing activities:
Capital expenditures	(196)	(176)	(666)	(512)
Other, net	5	8	9	17
Net cash used in investing activities	(191)	(168)	(657)	(495)

Cash flow before financing	$308	$230	$605	$575

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com